UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, Sonja Theisen was promoted to Senior Vice President and Chief of Staff of Meta Financial Group, Inc. (the “Company”). Ms. Theisen had served as Senior Vice President & Chief Accounting Officer of the Company since 2015.

In connection with Ms. Theisen’s promotion, on February 24, 2021, the Company’s Board of Directors (the “Board”) appointed Jennifer W. Warren, 38, to serve as Senior Vice President & Chief Accounting Officer of the Company. Ms. Warren had previously served as Senior Vice President, Bank & Payment Operations and Senior Vice President, Partner Services and Delivery since 2017. Prior to that, she served as Senior Vice President, Chief Audit Executive from 2015 to 2017. Prior to joining the Company in 2015, Ms. Warren served in various accounting and risk management roles at Great Western Bank and KPMG. Ms. Warren received a B,A. in Accounting from Luther College in 2004, and earned a Certified Public Accountant license shortly thereafter. The Board also designated Ms. Warren as the Company’s principal accounting officer.

There are no arrangements or understandings between Ms. Warren and any other person pursuant to which she was appointed, nor are there are any family relationships between Ms. Warren and any of the Company's directors or executive officers. Ms. Warren does not have any material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the 2021 Annual Meeting of Stockholders of Meta Financial Group, Inc. (the "Company") held on February 23, 2021 in Sioux Falls, South Dakota (the "Annual Meeting"), the following proposals were voted on as follows:

Proposal 1:
To elect four directors: three directors (Mr. Moore, Ms. Shulman and Ms. Zlatkus) for a term of three years and one director (Mr. McCray) for a term of one year, in each case until their successors are elected and duly qualified:

Nominee	For	Withheld	Broker Non-Votes
Frederick V. Moore	22,694,998	1,456,963	3,802,275
Becky S. Shulman	23,451,116	700,845	3,802,275
Lizabeth H. Zlaktus	23,955,370	196,591	3,802,275
Ronald D. McCray	23,955,534	196,427	3,802,275

The following directors continue to serve on the Board of Directors following the Annual Meeting: Douglas J. Hajek, Bradley C. Hanson, Elizabeth G. Hoople, Michael R. Kramer and Kendall E. Stork.

On February 24, 2021, the Company issued a press release announcing the election of two new directors, Ms. Zlatkus and Mr. McCray. A copy of the Company’s press release is included as Exhibit 99.1.

Proposal 2:
To approve, by a non-binding advisory vote, the compensation of the Company’s “named executive officers” (a “Say-on-Pay” vote), with 22,798,573 votes cast for, 1,284,068 votes cast against, 69,320 votes abstaining and 3,802,275 broker non-votes.

Proposal 3:
To ratify the appointment by the Board of Directors of independent registered public accounting firm Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2021, as disclosed in the Proxy Statement, with 27,726,335 votes cast for, 201,565 votes cast against and 26,336 votes abstaining.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated February 24, 2021.
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: February 24, 2021	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and Chief Financial Officer